July 28, 2008

Adirondack Funds

26 Vly Road

Albany, NY 12205

Re: Adirondack Funds, File Nos. 333-121690 and 811-21691

Gentlemen:

A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective  Amendment No. 2 to the Adirondack Funds Registration Statement (the "Registration Statement").  We hereby give you our consent to all references to us in Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933, Post-Effective Amendment No. 7 under the Investment Company Act of 1940.

Very truly yours,

/S/ Thompson Hine LLP

THOMPSON HINE LLP